Wiley Reports Third Quarter 2024 Results

March 7, 2024 - Hoboken, NJ – Wiley (NYSE: WLY and WLYB), one of the world’s largest publishers and a global leader in research and learning, today reported results for the third quarter ended January 31, 2024.

•GAAP Results: Revenue of $461 million (-6%), Operating loss of $46 million (+$21 million), and EPS loss of $2.08 (-$0.79). GAAP revenue decrease due to completed divestiture and declines in other held for sale businesses. GAAP results impacted by charges related to held for sale or sold assets, including goodwill and held for sale impairments of $82 million and $26 million, respectively, as well as a loss on a completed divestiture of $26 million. The Company also recorded restructuring charges of $15 million.
•Adjusted Results at Constant Currency (excluding Held for Sale or Sold segment results): Adjusted Revenue of $403 million (+1%), Adjusted EBITDA of $92 million (+1%), and Adjusted EPS of $0.59 (-27%).
•Full Year Outlook:
◦Adjusted Revenue trending toward mid-to-high end of $1,580 to $1,630 million range
◦Adjusted EBITDA raised to $335 to $355 million
◦Adjusted EPS raised to $2.45 to $2.65

MANAGEMENT COMMENTARY
“As we finish out the year, we’re increasingly confident in our underlying momentum and recovery in Research and continued outperformance in Learning,” said Matthew Kissner, Interim President and CEO. “We’ve moved decisively on our improvement and optimization plans and expect a strong fourth quarter as Research continues to recover, Learning continues to outperform, and in-year cost savings accelerate. Our disciplined execution and positive momentum are allowing us to raise our earnings guidance this year and set us up well for material performance and profit improvement in Fiscal 2025 and 2026.”

FINANCIAL PERFORMANCE
See accompanying financial tables for the third quarter and year-to-date 2024. For GAAP purposes, Wiley’s reporting structure consists of three segments: (1) Research, (2) Learning, and (3) Held for Sale or Sold.

Research
•Revenue of $256 million was up 1% as reported, or consistent with prior year at constant currency, due to modest growth in Research Publishing (+0.4% or +2% ex-Hindawi) driven by open access, offsetting a modest decline in Research Solutions.
•Adjusted EBITDA of $79 million was down 1% as reported and 2% at constant currency driven by higher editorial and marketing costs and the Hindawi profit impact, offsetting revenue performance. Adjusted EBITDA margin for the quarter was 30.9%.

Learning
•Revenue of $146 million was up 2% as reported and at constant currency due to 5% growth in Academic (driven by digital courseware, digital content, and licensing) offsetting a 3% decline in Professional.
•Adjusted EBITDA of $51 million was up 16% as reported or 15% at constant currency due to revenue growth and restructuring savings. Adjusted EBITDA margin for the quarter was 35.1%.

Businesses Held for Sale or Sold (HFS)
•Revenue of $58 million was down 38% on a reported basis or 39% at constant currency primarily due to the sale of University Services and declines in Wiley Edge. Adjusted EBITDA of $4 million was down 45% in the prior year due to revenue performance in held for sale assets and the completion of the sale of University Services.
•During the quarter, Wiley announced the sale of Wiley Edge and the close of University Services. For details related to the Edge announcement, please see 8K – Wiley Edge. For details related to the University Services close, please see 8K – University Services.

Corporate Expense Category
•Adjusted Corporate Expenses of $39 million on an Adjusted EBITDA basis was up 13% over prior year at constant currency, driven by a lower incentive compensation accrual in the prior year.

EPS
•GAAP EPS loss of $2.08 compared to a loss of $1.29 in the prior year period. The Company recorded impairment charges related to held for sale or sold assets, including goodwill impairment of $82 million and loss on the sale of a business and related impairment totaling $52 million. Also impacting GAAP EPS was a restructuring charge of $15 million.
•Adjusted EPS excluding businesses held for sale or sold of $0.59 was down 27% due to lower Adjusted Operating Income, higher tax expense, and higher interest expense.

Balance Sheet, Cash Flow, and Capital Allocation
•Net Debt-to-EBITDA Ratio (Trailing Twelve Months) at quarter end was 1.9 compared to 2.1 in the year-ago period.
•Net Cash Provided by Operating Activities (Year-to-Date) was $24 million compared to $54 million in the prior year period due to timing delays in closing journal subscription renewals, higher restructuring payments, and higher interest payments.
•Free Cash Flow less Product Development Spending (Year-to-Date) was a use of $45 million compared to a use of $22 million in the prior year period due to lower cash provided by operating activities, partially offset by lower Capex. Capex of $70 million was below prior year by $5 million. For the year, the Company expects Free Cash Flow of approximately $100 million. Note, Wiley does not provide an adjusted Free Cash Flow metric; results include held for sale or sold businesses.
•Returns to Shareholders (Year-to-Date): Wiley allocated $87 million toward dividends and share repurchases, moderately higher than prior year, with $29 million used to acquire 872,000 shares at an average cost per share of $33.24. This compares to 540,000 shares repurchased in the prior year period.

FISCAL YEAR 2024 OUTLOOK
Given leading indicators, outperformance in Learning augmented by an anticipated Q4 content rights deal for training AI models, and accelerated in-year cost savings, Wiley sees revenue trending toward the mid-to-high end of the range and is raising its Adjusted EBITDA and Adjusted EPS guidance.

Metric ($millions, except EPS)	Fiscal 2023 All Company	Fiscal 2023 Ex-Divestitures	Fiscal 2024 Outlook Ex-Divestitures Former	Fiscal 2024 Outlook Ex-Divestitures Current
Adj. Revenue*	$2,020	$1,627	$1,580 to $1,630	Mid-to-High End of Range
Research		$1,080	Flat to low-single digit decline	Low end of range
Learning		$547	Low-single digit growth	Above range
Adj. EBITDA*	$422	$379	$305 to $330	$335 to $355
Adj. EPS*	$3.84	$3.48	$2.05 to $2.40	$2.45 to $2.65

*“Adjusted Revenue,” “Adjusted EBITDA,” and “Adjusted EPS” exclude businesses held for sale, including Wiley Edge (formerly Talent Development) and CrossKnowledge, as well as those sold: University, Services, Test Prep and Advancement Courses.

EARNINGS CONFERENCE CALL
Scheduled for today, March 7 at 10:00 am (ET). Access webcast at Investor Relations at investors.wiley.com, or directly at https://events.q4inc.com/attendee/269336383. U.S. callers, please dial (888) 210-3346 and enter the participant code 2521217#. International callers, please dial (646) 960-0253 and enter the participant code 2521217#.

ABOUT WILEY
Wiley (NYSE: WLY) is one of the world’s largest publishers and a global leader in research and learning.
Dedicated to the creation and application of knowledge, Wiley serves the world’s researchers, learners, innovators, and leaders, helping them achieve their goals and solve the world's most important challenges. For more than two centuries, Wiley has been delivering on its timeless mission to unlock human potential. Visit us at Wiley.com. Follow us on Facebook, Twitter, LinkedIn and Instagram.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted CTP,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Income Tax Rate,” “Free Cash Flow less Product Development Spending,” “organic revenue,” “Adjusted Revenue,” and results on a Constant Currency basis to assess underlying business performance and trends. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2024 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2024 in connection with our multiyear Global Restructuring Program and planned dispositions; (xi) the possibility that the divestitures will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to planned dispositions; and (xii) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

CATEGORY: EARNINGS RELEASES

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
CONDENSED CONSOLIDATED STATEMENTS OF NET LOSS
(Dollars in thousands, except per share information)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2024	2023	2024	2023
Revenue, net	$460,705	$491,368	$1,404,526	$1,493,773
Costs and expenses:
Cost of sales	143,662	174,051	456,377	518,384
Operating and administrative expenses	253,375	255,798	761,458	791,578
Impairment of goodwill (3)	81,754	99,800	108,449	99,800
Restructuring and related charges	14,808	8,807	52,033	45,204
Amortization of intangible assets	13,517	19,968	42,730	65,389
Total costs and expenses	507,116	558,424	1,421,047	1,520,355

Operating loss	(46,411)	(67,056)	(16,521)	(26,582)
As a % of revenue	-10.1%	-13.6%	-1.2%	-1.8%

Interest expense	(13,321)	(11,521)	(37,592)	(27,185)
Foreign exchange transaction gains (losses)	488	421	(3,489)	283
Losses on sale of businesses and impairment charges related to assets held-for-sale (3)	(52,404)	—	(179,747)	—
Other (expense) income, net	(648)	705	(3,700)	976

Loss before taxes	(112,296)	(77,451)	(241,049)	(52,508)

Provision (benefit) for income taxes	1,579	(5,982)	(15,465)	(1,397)
Effective tax rate	-1.4%	7.7%	6.4%	2.7%
Net loss	$(113,875)	$(71,469)	$(225,584)	$(51,111)
As a % of revenue	-24.7%	-14.5%	-16.1%	-3.4%

Loss per share
Basic	$(2.08)	$(1.29)	$(4.10)	$(0.92)
Diluted (4)	$(2.08)	$(1.29)	$(4.10)	$(0.92)

Weighted average number of common shares outstanding
Basic	54,812	55,514	55,061	55,625
Diluted (4)	54,812	55,514	55,061	55,625

Notes:
(1) The supplementary information included in this press release for the three and nine months ended January 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) As previously announced, we are divesting non-core businesses, including University Services, Wiley Edge, and CrossKnowledge. These three businesses met the held-for-sale criteria starting in the first quarter of fiscal year 2024. We measured each disposal group at the lower of carrying value or fair value less cost to sell prior to its disposition. On January 1, 2024 we completed the sale of University Services, and on January 8, 2024 we signed an agreement to sell Wiley Edge. We expect to complete the sale of Wiley Edge and CrossKnowledge by the first quarter of fiscal year 2025.

As a result, we reorganized our segments in the first quarter of fiscal year 2024, and our new structure consists of three reportable segments which includes Research (no change), Learning, and Held for Sale or Sold, as well as a Corporate expense category (no change). As a result of this realignment, we were required to test goodwill for impairment immediately before and after the realignment. Prior to the realignment, we concluded that the fair value of the University Services reporting unit within the Held for Sale or Sold segment was below its carrying value which resulted in a pretax noncash goodwill impairment of $11.4 million in the nine months ended January 31, 2024. After the realignment, we concluded that the fair value of the CrossKnowledge reporting unit within the Held for Sale or Sold segment was below its carrying value which resulted in a pretax noncash goodwill impairment of $15.3 million in the nine months ended January 31, 2024.

As a result of signing an agreement to sell Wiley Edge and the decrease in the fair value of the business, we tested the goodwill of the Wiley Edge reporting unit within the Held for Sale or Sold segment for impairment. We concluded that the carrying value of the reporting unit was above its fair value which resulted in a pretax noncash goodwill impairment of $81.7 million in the three and nine months ended January 31, 2024.

On January 1, 2024, we completed the sale of University Services and recorded a pretax loss of $101.4 million (net of tax loss of $76.1 million). Prior to the disposition, we had recorded a held-for-sale impairment of $75.4 million for University Services. This resulted in an additional loss of $26.0 million in the three months ended January 31, 2024. We also completed the sale of our Tuition Manager business previously in our Held for Sale or Sold segment, which resulted in a total net pretax loss of $1.5 million (net of tax loss of $1.1 million) in the nine months ended January 31, 2024.

Wiley Edge and CrossKnowledge continue to be reported as held-for-sale. We recorded a held-for-sale pretax impairment charge of $26.4 million and $76.8 million in the three and nine months ended January 31, 2024, respectively, related to Wiley Edge and CrossKnowledge. The total impairment charge for Wiley Edge in the three and nine months ended January 31, 2024 was $20.6 million. The total impairment charge for CrossKnowledge in the nine months ended January 31, 2024 was $56.2 million, which includes $5.8 million in the three months ended January 31, 2024.

(4) In calculating diluted net loss per common share for the three and nine months ended January 31, 2024 and 2023, our diluted weighted average number of common shares outstanding excludes the effect of unvested restricted stock units and other stock awards as the effect was antidilutive. This occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(unaudited)

Reconciliation of US GAAP Loss per Share to Non-GAAP Adjusted EPS
	Three Months Ended January 31,		Nine Months Ended January 31,
	2024	2023	2024	2023
US GAAP Loss Per Share - Diluted	$(2.08)	$(1.29)	$(4.10)	$(0.92)
Adjustments:
Impairment of goodwill	1.48	1.69	1.90	1.69
Legal settlement (3)	—	0.05	—	0.05
Restructuring and related charges	0.20	0.12	0.70	0.60
Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments (4)	(0.03)	(0.03)	0.02	0.01
Amortization of acquired intangible assets (5)	0.22	0.29	0.65	0.96
Losses on sale of businesses and impairment charges related to assets held-for-sale (6)	0.83	—	2.77	—
Held for Sale or Sold segment Adjusted Net Income (6)	(0.05)	(0.04)	(0.39)	(0.11)
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation (7)	0.02	0.02	0.04	0.01
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.59	$0.81	$1.59	$2.29

Reconciliation of US GAAP Loss Before Taxes to Non-GAAP Adjusted Income Before Taxes
(amounts in thousands)	Three Months Ended January 31,		Nine Months Ended January 31,
	2024	2023	2024	2023
US GAAP Loss Before Taxes	$(112,296)	$(77,451)	$(241,049)	$(52,508)
Pretax Impact of Adjustments:
Impairment of goodwill	81,754	99,800	108,449	99,800
Legal settlement (3)	—	3,671	—	3,671
Restructuring and related charges	14,808	8,807	52,033	45,204
Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments (4)	(2,128)	(2,414)	1,089	906
Amortization of acquired intangible assets (5)	13,580	21,042	44,550	68,611
Losses on sale of businesses and impairment charges related to assets held-for-sale (6)	52,404	—	179,747	—
Held for Sale or Sold segment Adjusted Income Before Taxes (6)	(4,120)	(2,484)	(28,253)	(8,120)
Non-GAAP Adjusted Income Before Taxes	$44,002	$50,971	$116,566	$157,564

Reconciliation of US GAAP Income Tax Provision (Benefit) to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax Provision (Benefit)	$1,579	$(5,982)	$(15,465)	$(1,397)
Income Tax Impact of Adjustments (8)
Impairment of goodwill	—	4,857	2,697	4,857
Legal settlement (3)	—	716	—	716
Restructuring and related charges	3,985	2,221	13,237	11,159
Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments (4)	(742)	(596)	112	274
Amortization of acquired intangible assets (5)	1,152	4,591	8,668	14,811
Losses on sale of businesses and impairment charges related to assets held-for-sale (6)	6,508	—	25,711	—
Held for Sale or Sold segment Adjusted Tax Provision (6)	(1,252)	(531)	(6,518)	(1,977)
Non-GAAP Adjusted Income Tax Provision	$11,230	$5,276	$28,442	$28,443

US GAAP Effective Tax Rate	-1.4%	7.7%	6.4%	2.7%
Non-GAAP Adjusted Effective Tax Rate	25.5%	10.4%	24.4%	18.1%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) In the three months ended January 31, 2023, we settled a litigation matter related to consideration for a previous acquisition for $3.7 million.

(4) In fiscal year 2023 due to the closure of our operations in Russia, the Russia entity was deemed substantially liquidated. In the three and nine months ended January 31, 2024, we wrote off an additional $0.2 million and $0.8 million, respectively, of cumulative translation adjustments in earnings. This amount is reflected in Foreign exchange transaction gains (losses) on our Condensed Consolidated Statements of Net Loss.

(5) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Loss. It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Net Loss.

(6) We are divesting non-core businesses, including University Services, Wiley Edge, and CrossKnowledge. On January 1, 2024 we completed the sale of University Services. Wiley Edge and CrossKnowledge continue to be reported as held-for-sale, and we measured each business at the lower of carrying value or fair value less cost to sell. We recorded a held-for-sale pretax impairment charge of $20.6 million in the three and nine months ended January 31, 2024 related to Wiley Edge. We recorded a held-for-sale pretax impairment charge of $5.8 million and $56.2 million, in the three and nine months ended January 31, 2024, respectively, related to CrossKnowledge.

On January 1, 2024, we completed the sale of University Services and recorded a pretax loss of $101.4 million (net of tax loss of $76.1 million). Prior to the disposition, we had recorded a held-for-sale impairment of $75.4 million for University Services. This resulted in an additional loss of $26.0 million in the three months ended January 31, 2024. We also completed the sale of our Tuition Manager business previously in our Held for Sale or Sold segment, which resulted in a total net pretax loss of $1.5 million (net of tax loss of $1.1 million) in the nine months ended January 31, 2024.

In addition, our Adjusted EPS excludes the Adjusted Net Income of our Held for Sale or Sold segment.

(7) Represents the impact of using diluted weighted-average number of common shares outstanding (55.3 million and 55.6 million shares for the three and nine months ended January 31, 2024, respectively, and 56.1 million and 56.3 million shares for the three and nine months ended January 31, 2023, respectively) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(8) For the three and nine months ended January 31, 2024, substantially all of the tax impact was from deferred taxes. For the three months ended January 31, 2023, the tax impact was $4.0 million from current taxes and $7.2 million from deferred taxes. For the nine months ended January 31, 2023, the tax impact was $5.5 million from current taxes and $24.3 million from deferred taxes.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF US GAAP NET LOSS TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2024	2023	2024	2023
Net Loss	$(113,875)	$(71,469)	$(225,584)	$(51,111)
Interest expense	13,321	11,521	37,592	27,185
Provision (benefit) for income taxes	1,579	(5,982)	(15,465)	(1,397)
Depreciation and amortization	45,474	52,442	129,376	163,142
Non-GAAP EBITDA	(53,501)	(13,488)	(74,081)	137,819
Impairment of goodwill	81,754	99,800	108,449	99,800
Legal settlement	—	3,671	—	3,671
Restructuring and related charges	14,808	8,807	52,033	45,204
Foreign exchange (gains) losses, including the write off of certain cumulative translation adjustments	(488)	(421)	3,489	(283)
Losses on sale of businesses and impairment charges related to assets held-for-sale	52,404	—	179,747	—
Other expense (income), net	648	(705)	3,700	(976)
Held for Sale or Sold segment Adjusted EBITDA (2)	(4,118)	(7,325)	(29,739)	(22,979)
Non-GAAP Adjusted EBITDA	$91,507	$90,339	$243,598	$262,256
Adjusted EBITDA Margin	22.7%	22.8%	20.7%	21.8%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three and nine months ended January 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Our Non-GAAP Adjusted EBITDA excludes the Held for Sale or Sold segment Non-GAAP Adjusted EBITDA.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2) (3)
SEGMENT RESULTS
(in thousands)
(unaudited)

			% Change
	Three Months Ended January 31,		Favorable (Unfavorable)
	2024	2023 (3)	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$216,586	$213,720	1%	0%
Research Solutions	39,613	39,880	-1%	-1%
Total Revenue, net	$256,199	$253,600	1%	0%

Contribution to Profit	$57,847	$56,860	2%	2%
Adjustments:
Restructuring (credits) charges	(749)	317	#	#
Non-GAAP Adjusted Contribution to Profit	$57,098	$57,177	0%	0%
Depreciation and amortization	22,029	23,123	5%	6%
Non-GAAP Adjusted EBITDA	$79,127	$80,300	-1%	-2%
Adjusted EBITDA margin	30.9%	31.7%

Learning:
Revenue, net
Academic	$87,216	$82,822	5%	5%
Professional	59,118	60,421	-2%	-3%
Total Revenue, net	$146,334	$143,243	2%	2%

Contribution to Profit	$36,200	$28,453	27%	27%
Adjustments:
Restructuring charges	1,313	1,415	7%	7%
Non-GAAP Adjusted Contribution to Profit	$37,513	$29,868	26%	25%
Depreciation and amortization	13,812	14,490	5%	5%
Non-GAAP Adjusted EBITDA	$51,325	$44,358	16%	15%
Adjusted EBITDA margin	35.1%	31.0%

Held for Sale or Sold:
Revenue, net	$58,172	$94,525	-38%	-39%

Contribution to Profit	$(79,134)	$(103,873)	24%	24%
Adjustments:
Restructuring charges	1,498	508	#	#
Impairment of goodwill	81,754	99,800	18%	18%
Non-GAAP Adjusted Contribution to Profit	$4,118	$(3,565)	#	#
Depreciation and amortization	—	10,890	#	#
Non-GAAP Adjusted EBITDA	$4,118	$7,325	-44%	-45%
Adjusted EBITDA margin	7.1%	7.7%

Corporate Expenses:	$(61,324)	$(48,496)	-26%	-26%
Adjustments:
Restructuring charges	12,746	6,567	-94%	-94%
Legal settlement (6)	—	3,671	#	#
Non-GAAP Adjusted Contribution to Profit	$(48,578)	$(38,258)	-27%	-26%
Depreciation and amortization	9,633	3,939	#	#
Non-GAAP Adjusted EBITDA	$(38,945)	$(34,319)	-13%	-13%

Consolidated Results:
Revenue, net	$460,705	$491,368	-6%	-7%
Less: Held for Sale or Sold Segment (5)	(58,172)	(94,525)	-38%	-39%
Adjusted Revenue, net	$402,533	$396,843	1%	1%

Operating Loss	$(46,411)	$(67,056)	31%	31%
Adjustments:
Restructuring charges	14,808	8,807	-68%	-68%
Impairment of goodwill	81,754	99,800	18%	18%
Legal settlement (6)	—	3,671	#	#
Held for Sale or Sold Segment Adjusted Contribution to Profit (5)	(4,118)	3,565	#	#
Non-GAAP Adjusted Operating Income	$46,033	$48,787	-6%	-5%
Depreciation and amortization	45,474	52,442	13%	14%
Less: Held for Sale or Sold Segment depreciation and amortization (5)	—	(10,890)	#	#
Non-GAAP Adjusted EBITDA	$91,507	$90,339	1%	1%
Adjusted EBITDA margin	22.7%	22.8%

Notes:
(1) The supplementary information included in this press release for the three and nine months ended January 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) As previously announced, in the three months ended July 31, 2023 we changed our reportable segments. Our new segment reporting structure consists of three reportable segments which includes Research (no change), Learning, and Held for Sale or Sold, as well as a Corporate expense category (no change). Prior period segment results have been revised to the new segment presentation. There were no changes to our consolidated financial results.

(4) On January 1, 2020, Wiley acquired mthree, a talent placement provider that addresses the IT skills gap by finding, training, and placing job-ready technology talent in roles with leading corporations worldwide. Its results of operations are included in our Held for Sale or Sold segment. In late May 2022, Wiley renamed the mthree talent development solution to Wiley Edge and discontinued use of the mthree trademark during the three months ended July 31, 2022. As a result of these actions, we determined that a revision of the useful life was warranted, and the intangible asset was fully amortized over its remaining useful life resulting in accelerated amortization expense of $4.6 million in the three months ended July 31, 2022.

(5) Our Adjusted Revenue, Adjusted Operating Income and Adjusted EBITDA excludes the impact of our Held for Sale or Sold segment Revenue, Adjusted Operating Income or Loss and Adjusted EBITDA results.

(6) In the three months ended January 31, 2023, we settled a litigation matter related to consideration for a previous acquisition for $3.7 million.

# Variance greater than 100%

			% Change
	Nine Months Ended January 31,		Favorable (Unfavorable)
	2024	2023 (3)	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$659,329	$685,884	-4%	-5%
Research Solutions	112,344	113,988	-1%	-2%
Total Revenue, net	$771,673	$799,872	-4%	-5%

Contribution to Profit	$163,528	$199,162	-18%	-18%
Adjustments:
Restructuring charges	5,953	1,577	#	#
Non-GAAP Adjusted Contribution to Profit	$169,481	$200,739	-16%	-16%
Depreciation and amortization	67,909	70,308	3%	4%
Non-GAAP Adjusted EBITDA	$237,390	$271,047	-12%	-13%
Adjusted EBITDA margin	30.8%	33.9%

Learning:
Revenue, net
Academic	$224,633	$223,826	0%	0%
Professional	179,961	178,713	1%	0%
Total Revenue, net	$404,594	$402,539	1%	0%

Contribution to Profit	$77,661	$58,975	32%	32%
Adjustments:
Restructuring charges	7,390	8,210	10%	10%
Non-GAAP Adjusted Contribution to Profit	$85,051	$67,185	27%	27%
Depreciation and amortization	41,338	42,445	3%	3%
Non-GAAP Adjusted EBITDA	$126,389	$109,630	15%	15%
Adjusted EBITDA margin	31.2%	27.2%

Held for Sale or Sold:
Revenue, net	$228,259	$291,362	-22%	-23%

Contribution to Profit	$(88,290)	$(119,486)	26%	26%
Adjustments:
Restructuring charges	6,143	4,281	-43%	-43%
Impairment of goodwill	108,449	99,800	-9%	-9%
Accelerated amortization of an intangible asset (4)	—	4,594	#	#
Non-GAAP Adjusted Contribution to Profit	$26,302	$(10,811)	#	#
Depreciation and amortization	3,437	33,790	90%	90%
Non-GAAP Adjusted EBITDA	$29,739	$22,979	29%	28%
Adjusted EBITDA margin	13.0%	7.9%

Corporate Expenses:	$(169,420)	$(165,233)	-3%	-2%
Adjustments:
Restructuring charges	32,547	31,136	-5%	-5%
Legal settlement (6)	—	3,671	#	#
Non-GAAP Adjusted Contribution to Profit	$(136,873)	$(130,426)	-5%	-4%
Depreciation and amortization	16,692	12,005	-39%	-39%
Non-GAAP Adjusted EBITDA	$(120,181)	$(118,421)	-1%	-1%

Consolidated Results:
Revenue, net	$1,404,526	$1,493,773	-6%	-7%
Less: Held for Sale or Sold Segment (5)	(228,259)	(291,362)	-22%	-23%
Adjusted Revenue, net	$1,176,267	$1,202,411	-2%	-3%

Operating Loss	$(16,521)	$(26,582)	38%	38%
Adjustments:
Restructuring charges	52,033	45,204	-15%	-15%
Impairment of goodwill	108,449	99,800	-9%	-9%
Legal settlement (6)	—	3,671	#	#
Accelerated amortization of an intangible asset (4)	—	4,594	#	#
Held for Sale or Sold Segment Adjusted Contribution to Profit (5)	(26,302)	10,811	#	#
Non-GAAP Adjusted Operating Income	$117,659	$137,498	-14%	-14%
Depreciation and amortization	129,376	158,548	18%	19%
Less: Held for Sale or Sold depreciation and amortization (5)	(3,437)	(33,790)	90%	90%
Non-GAAP Adjusted EBITDA	$243,598	$262,256	-7%	-7%
Adjusted EBITDA margin	20.7%	21.8%

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	January 31, 2024	April 30, 2023
Assets:
Current assets
Cash and cash equivalents	$93,100	$106,714
Accounts receivable, net	161,009	310,121
Inventories, net	28,377	30,733
Prepaid expenses and other current assets	68,868	93,711
Current assets held-for-sale (2)	32,648	—
Total current assets	384,002	541,279

Technology, property and equipment, net	208,339	247,149
Intangible assets, net	628,886	854,794
Goodwill	1,096,674	1,204,050
Operating lease right-of-use assets	71,306	91,197
Other non-current assets	298,582	170,341
Non-current assets held-for-sale (2)	19,499	—
Total assets	$2,707,288	$3,108,810

Liabilities and shareholders' equity:
Current liabilities
Accounts payable	$44,992	$84,325
Accrued royalties	151,159	113,423
Short-term portion of long-term debt	6,250	5,000
Contract liabilities	300,675	504,695
Accrued employment costs	78,203	80,458
Short-term portion of operating lease liabilities	18,181	19,673
Other accrued liabilities	78,771	87,979
Current liabilities held-for-sale (2)	33,908	—
Total current liabilities	712,139	895,553
Long-term debt	900,524	743,292
Accrued pension liability	72,374	86,304
Deferred income tax liabilities	94,862	144,042
Operating lease liabilities	98,219	115,540
Other long-term liabilities	71,160	79,052
Long-term liabilities held-for-sale (2)	9,704	—
Total liabilities	1,958,982	2,063,783
Shareholders' equity	748,306	1,045,027
Total liabilities and shareholders' equity	$2,707,288	$3,108,810

Notes:
(1) The supplementary information included in this press release for January 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) As previously announced, we are divesting non-core businesses, including Wiley Edge and CrossKnowledge. These businesses met the held-for-sale criteria and were measured at the lower of carrying value or fair value less cost to sell. We recorded a pretax impairment of $76.8 million in the nine months ended January 31, 2024 which is recorded as a contra asset account within Current assets held-for-sale and Non-current assets held-for-sale.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended January 31,
	2024	2023
Operating activities:
Net loss	$(225,584)	$(51,111)
Impairment of goodwill	108,449	99,800
Losses on sale of businesses and impairment charges related to assets held-for-sale	179,747	—
Amortization of intangible assets	42,730	65,389
Amortization of product development assets	17,894	25,175
Depreciation and amortization of technology, property, and equipment	68,752	72,578
Other noncash charges	50,146	71,660
Net change in operating assets and liabilities	(217,782)	(229,773)
Net cash provided by operating activities	24,352	53,718

Investing activities:
Additions to technology, property, and equipment	(57,275)	(57,616)
Product development spending	(12,324)	(17,763)
Businesses acquired in purchase transactions, net of cash acquired	(3,116)	(5,792)
(Costs) proceeds related to the sale of businesses and certain assets	(1,237)	40
Acquisitions of publication rights and other	(4,541)	1,059
Net cash used in investing activities	(78,493)	(80,072)

Financing activities:
Net debt borrowings	158,681	162,303
Cash dividends	(57,869)	(58,067)
Purchases of treasury shares	(29,000)	(24,000)
Other	(16,458)	(24,952)
Net cash provided by financing activities	55,354	55,284

Effects of exchange rate changes on cash, cash equivalents and restricted cash	432	(2,670)

Change in cash, cash equivalents and restricted cash for period	1,645	26,260

Cash, cash equivalents and restricted cash - beginning	107,262	100,727
Cash, cash equivalents and restricted cash - ending (2)	$108,907	$126,987

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING (3)

	Nine Months Ended January 31,
	2024	2023
Net cash provided by operating activities	$24,352	$53,718
Less: Additions to technology, property, and equipment	(57,275)	(57,616)
Less: Product development spending	(12,324)	(17,763)
Free cash flow less product development spending	$(45,247)	$(21,661)

Notes:
(1) The supplementary information included in this press release for the nine months ended January 31, 2024 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Cash, cash equivalents and restricted cash as of January 31, 2024 includes held-for-sale cash, cash equivalents and restricted cash of $15.8 million.

(3) See Explanation of Usage of Non-GAAP Performance Measures included in this supplemental information.

JOHN WILEY & SONS, INC.
EXPLANATION OF USAGE OF NON-GAAP PERFORMANCE MEASURES
In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
•Adjusted Earnings Per Share (Adjusted EPS);
•Free Cash Flow less Product Development Spending;
•Adjusted Revenue;
•Adjusted Contribution to Profit and margin;
•Adjusted Operating Income and margin;
•Adjusted Income Before Taxes;
•Adjusted Income Tax Provision;
•Adjusted Effective Tax Rate;
•EBITDA, Adjusted EBITDA and margin;
•Organic revenue; and
•Results on a constant currency basis.
Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well as for internal reporting and forecasting purposes, when publicly providing our outlook, to evaluate our performance and calculate incentive compensation.
We present these non-GAAP performance measures in addition to US GAAP financial results because we believe that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.
The performance metric used by our chief operating decision maker to evaluate performance of our reportable segments is Adjusted Contribution to Profit. We present both Adjusted Contribution to Profit and Adjusted EBITDA for each of our reportable segments as we believe Adjusted EBITDA provides additional useful information to certain investors and financial analysts for operational trends and comparisons over time. It removes the impact of depreciation and amortization expense, as well as presents a consistent basis to evaluate operating profitability and compare our financial performance to that of our peer companies and competitors.
For example:
•Adjusted EPS, Adjusted Revenue, Adjusted Contribution to Profit, Adjusted Operating Income, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, Adjusted EBITDA, and organic revenue (excluding acquisitions) provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.
•Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends, and fund share repurchases and acquisitions.
•Results on a constant currency basis remove distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at constant currency), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.
In addition, we have historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing our operating margins and net income, and in comparing our financial performance to that of our peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our US GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.
We have not provided our 2024 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.
Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under US GAAP. The adjusted metrics have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, US GAAP information. It does not purport to represent any similarly titled US GAAP information and is not an indicator of our performance under US GAAP. Non-GAAP financial metrics that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-GAAP measures.